UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2015

KKR & CO. L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34820 (Commission File Number)	26-0426107 (IRS Employer Identification No.)

9 West 57th Street, Suite 4200
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 750-8300

(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

On March 11, 2015, KKR Group Finance Co. III LLC (the “Issuer”), an indirect subsidiary of KKR & Co. L.P., priced the previously announced offering of $500,000,000 aggregate principal amount of its 5.125% Senior Notes due 2044 (the “notes”).  The notes will be issued at a price equal to 101.062% of their face value plus accrued interest from December 1, 2014. The notes are to be fully and unconditionally guaranteed by KKR & Co. L.P., KKR Management Holdings L.P., KKR Fund Holdings L.P. and KKR International Holdings L.P.  KKR intends to use the net proceeds from the sale of the notes for general corporate purposes, including to fund acquisitions and investments.

The notes constitute an additional issuance of the Issuer’s 5.125% Senior Notes due 2044, $500 million aggregate principal amount of which were previously issued and are outstanding. The notes form a single series with the previously issued notes.

The notes were offered pursuant to Rule 144A and Regulation S under the Securities Act of 1933. The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. L.P.

By: KKR Management LLC, its general partner

Date: March 11, 2015	By:	/s/ David J. Sorkin
	Name:	David J. Sorkin
	Title:	General Counsel